Exhibit 10.22

UNCONDITIONAL GUARANTY

This continuing Unconditional Guaranty (“Guaranty”) is entered into as of March 5, 2013, by each of the undersigned (each a “Guarantor” and collectively “Guarantors”), in favor of OXFORD FINANCE LLC (“Oxford”; and, in its capacity as collateral agent for the Lenders under the Loan Agreement (as defined below), “Collateral Agent”).

RECITALS

A. Concurrently herewith, Collateral Agent, Lenders and DURATA THERAPEUTICS HOLDING C.V and DURATA THERAPEUTICS INTERNATIONAL B.V., (individually and collectively, jointly and severally, “Borrower”), are entering into that certain Loan and Security Agreement dated as of even date herewith (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

B. In consideration of the agreement of the Lenders to make the Loans to Borrower under the Loan Agreement, each Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations thereunder and under the other Loan Documents, all as further set forth herein.

C. Each Borrower is a wholly owned subsidiary of Guarantors, and Guarantors will obtain substantial direct and indirect benefit from the Loans made by the Lenders to Borrower under the Loan Agreement.

NOW, THEREFORE, to induce Lenders to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1. Guaranty.

1.1 Unconditional Guaranty of Payment. In consideration of the foregoing, each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Collateral Agent and the Lenders the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Each Guarantor agrees that it shall execute such other documents or agreements and take such action as Collateral Agent and/or any Lender shall reasonably request to effect the purposes of this Guaranty.

1.2 Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against each Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2. Representations and Warranties.

Each Guarantor hereby represents and warrants that:

(a) Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on Guarantor’s condition, financial or otherwise, or on Guarantor’s ability to pay or perform the obligations hereunder); and (iii) has all requisite power and authority to execute and deliver this Guaranty and each Loan Document executed and delivered by Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder.

(b) The execution, delivery and performance by Guarantor of this Guaranty (i) are within Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Guarantor’s charter documents or any law or any material contractual restriction binding on or affecting Guarantor or by which

Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of Guarantor, other than the Lien created pursuant to the Security Agreement of even date herewith by each Guarantor in favor of Collateral Agent.

(c) This Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d) Except as disclosed on the Perfection Certificate, there is no action, suit or proceeding affecting Guarantor pending or, to Guarantor’s knowledge, threatened in writing before any court, arbitrator, or governmental authority, domestic or foreign, which could reasonably be expected to have a material adverse effect on the ability of the Guarantors to perform its obligations under this Guaranty.

(e) Guarantor’s obligations hereunder are not subject to any offset or defense against Collateral Agent and/or any Lender or Borrower of any kind.

(f) The financial statements of Durata Therapeutics, Inc. (the “Parent”), dated as of March 21, 2012 (audited) and September 30, 2012 (unaudited), copies of which have been furnished to Collateral Agent and Lenders, fairly present in all material respects the consolidated financial position and results of operations of the Parent and its Subsidiaries for the dates and periods purported to be covered thereby, all in accordance with GAAP (subject in the case of unaudited financials, to the absence of footnotes and subject to normal year end adjustments), and there has been no material adverse change in the consolidated financial position or operations of Parent and its Subsidiaries since the date of such financial statements.

(g) Neither Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

(h) The incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

(i) Guarantor covenants, warrants, and represents to Collateral Agent and the Lenders that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect. Guarantor expressly agrees that any misrepresentation or breach of any warranty whatsoever contained in this Guaranty shall be deemed material.

Section 3. General Waivers. Each Guarantor waives:

(a) Any right to require Collateral Agent or any Lender to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Collateral Agent and each Lender may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.

(b) Any defenses from disability or other defense of Borrower or from the cessation of Borrowers liabilities.

(c) Any setoff, defense or counterclaim against Collateral Agent and/or any Lender.

(d) Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations to Collateral Agent and the Lenders have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.

(e) Any right to enforce any remedy that Collateral Agent or any Lender has against Borrower.

(f) Any rights to participate in any security held by Collateral Agent or any Lender.

(g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Collateral Agent or any Lender. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.

(h) The benefit of any act or omission by Collateral Agent or any Lender which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

Section 4. Intentionally Omitted.

Section 5. Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of each Guarantor hereunder shall be reinstated and revived and the rights of Collateral Agent and each Lender shall continue if and to the extent that for any reason any payment by or on behalf of any Guarantor or Borrower is rescinded or must be otherwise restored by Collateral Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Collateral Agent and each Lender in its sole discretion; provided, however, that if Collateral Agent or any Lender chooses to contest any such matter at the request of a Guarantor, each Guarantor agrees to indemnify and hold harmless Collateral Agent and each Lender from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, each Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 6. No Waiver; Amendments. No failure on the part of Collateral Agent or any Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between each Guarantor and Collateral Agent, and no consent or waiver hereunder shall be valid unless in writing and signed by Collateral Agent.

Section 7. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge any Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 8. Notice. Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to a Guarantor:	c/o DURATA THERAPEUTICS, INC.
200 South Wacker Drive, Suite 2550
Chicago, Illinois 60606
Attn: Corey N. Fishman
Fax: (312) 612-5298
Email: cfishman@duratatherapeutics.com

If to Collateral Agent:	OXFORD FINANCE LLC
133 N. Fairfax Street
Alexandria, VA 22314
Attn: Legal Department
Fax: (703) 519-5225
Email: LegalDepartment@oxfordfinance.com

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail. If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 9. Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantors and Collateral Agent (or any Lender), whether written or oral, respecting the subject matter hereof.

Section 10. Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantors, Collateral Agent and the Lenders to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 11. Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Collateral Agent and/or the Lenders, except as such indebtedness or other obligation is expressly permitted to be paid under the Loan Agreement or that certain Subordination Agreement by and among Oxford and Guarantors dated as of March 5, 2013 entered into in connection therewith; and such indebtedness of Borrower to any Guarantor is collaterally assigned to Collateral Agent, for the ratable benefit of the Lenders, as security for this Guaranty, and if, during the continuance of an Event of Default, Collateral Agent or any Lender so requests shall be collected, enforced and received by such Guarantor in trust for Collateral Agent and to be paid over to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations of Borrower to Collateral Agent and the Lenders, but without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Borrower to any Guarantor shall be marked with a legend that the same are subject to this Guaranty, and upon Collateral Agent’s reasonable request, shall be delivered to Collateral Agent and/or endorsed to Collateral Agent.

Section 12. Payment of Expenses. Guarantors shall pay, promptly on demand, all Expenses incurred by Collateral Agent and each Lender in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable attorneys’ fees and expenses) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 13. Assignment. This Guaranty shall be binding upon and inure to the benefit of each Guarantor and Collateral Agent and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Collateral Agent, which may be granted or withheld in Collateral Agent’s sole discretion. Any such purported assignment by any Guarantor without Collateral Agent’s written consent shall be void.

Section 14. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER. New York law governs this Guaranty without regard to principles of conflicts of law. Guarantor, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND THE LENDERS DEEM

NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS AGAINST GUARANTOR OR ITS PROPERTY. Each Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and such Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to any Guarantor at the address set forth in, or subsequently provided by any Guarantor in accordance with, Section 8 of this Guaranty and that service so made shall be deemed completed upon the earlier to occur of a Guarantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR, COLLATERAL AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL

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IN WITNESS WHEREOF, this Guaranty is executed as of the date first written above.

GUARANTOR

DURATA THERAPEUTICS, INC.

By:	/s/ Corey N. Fishman

Name:	Corey N. Fishman

Title:	Chief Operating Officer and Chief Financial Officer

VICURON PHARMACEUTICALS INC.

By:	/s/ Corey N. Fishman

Name:	Corey N. Fishman

Title:	Treasurer